UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2016

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY	10171
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On December 15, 2016, Gener8 Maritime, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the term loan facility, dated as of September 3, 2015, by and among Gener8 Maritime Sub II, Gener8 Maritime, Inc., as parent, the lenders party thereto, and Nordea Bank Finland, PLC, New York Branch as Facility Agent and Collateral Agent (the “Refinancing Facility”).  The Amendment revised the definition of “Payment Date” contained in the Refinancing Facility to be the 15th day of each April, July, October and January.  If such date is not a business day, the Payment Date will be the business day immediately prior to such date.  The term “Payment Date” is used in the Refinancing Facility with respect to amortization payments.  Prior to entry into the Amendment, the Payment Date was defined as the last business day of each March, June, September and December.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer, Executive Vice President and Secretary

DATE: December 20, 2016